EXHIBIT 10.1

AGREEMENT (this “Agreement”) is entered as of October 31, 2009, among United Energy Corp., a Nevada corporation (the “Company”), Ronald Wilen (“Wilen”), Hilltop Holding Company, L.P., a Delaware limited partnership (“Hilltop”), Martin Rappaport (“Rappaport”).

WHREAS, the Company previously issued to Wilen (a) its Amended and Restated 12% Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $51,016.67 and (b) its Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $50,000 (collectively, the “Existing Wilen Notes”);

WHREAS, the Company previously issued to Jack Silver (“Silver”) its Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $101,016.67 (collectively, the “Existing Hilltop Note”);

WHREAS, the Company previously issued to Rappaport (a) its Amended and Restated 12% Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $50,850.00 and (b) its Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $50,000 (collectively, the “Existing Rappaport Notes”, and together with Existing Wilen Notes and the Existing Hilltop Notes, the “Existing Notes”);

WHEREAS, the Company, Wilen, Hilltop and Rappaport desire to extend the maturity date of the Existing Notes and to amend such Existing Notes, upon the terms and conditions stated in this Agreement;

WHEREAS, Wilen, Hilltop and Rappaport desire to purchase, upon the terms and conditions stated in this Agreement, and as consideration for their agreement to extend the maturity date of the Existing Notes, (a) the Company’s Secured Convertible Promissory Notes (the “New Notes”) in the form attached hereto as Exhibit A and (b) warrants (the “New Warrants”) in the form attached hereto as Exhibit B, each in the respective amounts set forth opposite each such purchaser’s name on the Schedule of Purchasers attached hereto;

WHEREAS, the parties hereto desire to amend (a) the Security Agreement, dated as of May 13, 2009, among Wilen, Silver and Rappaport (the “Security Agreement”), (b) the Patent Security Agreement, dated as of May 13, 2009, among Wilen, Silver and Rappaport (the “Patent Security Agreement”), and (c) the Intercreditor Agreement, , dated as of May 13, 2009, among Wilen, Silver and Rappaport (the “Intercreditor Agreement”), to include the obligations under the New Notes;

WHEREAS, (a) the Existing Hilltop Note, and (b) the Warrant, dated as of May 13, 2009, to purchase 400,000 shares of the Company’s Common Stock (the “Common Stock”), and the Warrant, dated as of July 13, 2009, to purchase 204,054 shares of Common Stock (collectively, the “Existing Hilltop Warrants”) were erroneously issued in the name of Silver when each of such securities should have been issued in the name of Hilltop, of which Silver is the managing partner.

NOW, THEREFORE, the Company, Wilen, Hilltop and Rappaport hereby agree as follows:

1.            Purchase of New Notes and New Warrants.  The Company shall issue and sell to each of Wilen, Hilltop and Rappaport, and each of Wilen, Hilltop and Rappaport severally agrees to purchase from the Company the respective amount of the New Notes and the New Warrants set forth opposite each such purchaser’s name on the Schedule of Buyers.  It is hereby acknowledged that Wilen, Rappaport and Hilltop previously paid to the Company the purchase price for the New Notes and the New Warrants being purchased by them, and that the interest on the New Notes to be issued to Wilen, Rappaport and Hilltop shall accrue from the date Wilen, Rappaport and Hilltop paid their respective purchase price.

2.            Amendment to Existing Notes.  Each of the Existing Notes is hereby amended to:

a.	Extension of Maturity Date. Extend the maturity date thereof from August 13, 2009 to January 29, 2010; and

b.	Amendment to Conversion Price. Reduce the “Conversion Price” (as such term is defined in the Existing Notes) from $.12 to $.09 per share of Common Stock.

3.            Amendment to Security Agreement.  The first “Whereas” clause of the Security Agreement is hereby amended and restated in its entirety to state, as follows:

WHEREAS, the Secured Parties are the holders of the Debtor’s Amended and Restated 12% Secured Convertible Promissory Notes, dated as of May 13, 2009, in the aggregate principal amount of $101,866.67 (the “Original Notes”), the Secured Convertible Promissory Notes, dated as of May 13, 2009, in the aggregate principal amount of $201,016.67 (the “May Notes”), and the Secured Convertible Promissory Notes, dated as of July 29, 2009 through August 27, 2009, in the aggregate principal amount of $150,000.00 (the “August Notes”, and together with the Original Notes and the May Notes, the “Notes”);

4.            Amendment to Patent Security Agreement.  The Patent Security Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit C.

5.            Amendment to Intercreditor Agreement.

a.	The first “Whereas” clause of the Intercreditor Agreement is hereby amended and restated in its entirety to state, as follows:

WHEREAS, the Creditors are the holders of the Debtor’s Amended and Restated 12% Secured Convertible Promissory Notes, dated as of May 13, 2009 (the “Original Notes”), the Secured Convertible Promissory Notes, dated as of May 13, 2009 (the “May Notes”), and the Secured Convertible Promissory Notes, dated as of July 29, 2009 through August 27, 2009 (the “August Notes”, and together with the Original Notes and the May Notes, the “Notes”), in the respective principal amounts set forth on Schedule A annexed hereto, which Notes have been issued by United Energy Corp. a Nevada corporation (the “Debtor”);

b.	Schedule A to Intercreditor Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit D.

6.            Amendment to Replace Silver with Hilltop.  Each of the Security Agreement, the Patent Security Agreement, the Intercreditor Agreement, the Existing Hilltop Notes, the Existing Hilltop Warrants, that certain Agreement, dated as of May 13, 2009, among the Company, Wilen, Silver, Rappaport and Sherleigh Associates Inc. Profit Sharing Plan, and that certain Agreement to Amend Promissory Notes, dated as of July 13, 2009, among the Company, Wilen, Silver and Rappaport, is hereby amended to delete all references to Silver contained therein and to replace Silver with Hilltop, such that Hilltop shall be deemed to be the original party to each such agreement, or the original holder of such security, as the case may be.

7.            Closing.  The closing (the “Closing”) of the transactions contemplated by this Agreement shall be on such date and time (the “Closing Date”) as is mutually agreed to by each of the parties hereto.  The Closing shall be conditioned upon (a) receipt by the company of Anti-Dilution waivers from the holders of Series A Warrants and Series A Convertible Preferred Stock upon terms acceptable to the Company in its sole discretion and (b) the execution and delivery  of the Amended and Restated Patent Security Agreement in the form attached hereto as Exhibit C.

8.            Miscellaneous.

a.            Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

b.            Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

c.            Entire Agreement.  This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

d.            Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

e.            Applicable Law and Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

f.            Counterparts.     This Agreement may be executed by fax transmission and in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

g.            Notice.   For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the Schedule of Purchasers, provided that all notices to the Company shall be directed to the President and to the Chairman of the Company at 600 Meadowlands Parkway, Secaucus, NJ 07094, or to such other address as a party may have furnished to the others in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

[signature page follows]

IN WITNESS WHEREOF, the Company, Wilen, Silver, Rappaport and Sherleigh have caused this Agreement to be duly executed as of the date first written above.

UNITED ENERGY CORP.
	By:	/s/ Ronald Wilen
Name: Ronald Wilen Title: President

/s/ Ronald Wilen
Ronald Wilen

HILLTOP HOLDING COMPANY, L.P.

	By:	/s/ Jack Silver
Name: Jack Silver Title: Managing Partner

/s/ Martin Rappaport
Martin Rappaport

Agreed and consented to:

/s/ Jack Silver
Jack Silver